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                                                                 EXHIBIT (11)(a)



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors of
  The ARCH Fund, Inc.:


We consent to the use of our report incorporated by reference dated January 23, 1998 for The ARCH Fund, Inc. as of November 30, 1997 and for the periods indicated therein and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information.


                                                       /s/ KPMG Peat Marwick LLP


Columbus, Ohio
March 26, 1998